UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549 __________________
FORM 8-K __________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 31, 2016 (May 24, 2016)
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Townsquare Media, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	333-197002 (Commission File Number)	27-1996555 (I.R.S. Employer Identification No.)
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240 Greenwich Avenue
Greenwich, Connecticut 06830
(Address of Principal Executive Offices, including Zip Code)

(203) 861-0900
(Registrant's telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 435 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a - 12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
On May 24, 2016, Townsquare Media, Inc. (the “Company”) held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”). As of the record date of March 30, 2016, there were 9,946,354 shares of Class A common stock (each entitled to one vote per share) and 3,022,484 shares of Class B common stock (each entitled to ten votes per share) outstanding and entitled to notice of and to vote at the Annual Meeting. The matters voted upon at the Annual Meeting and the results of the voting are set forth below (expressed in number of votes).
Proposal 1 - Reelection of Directors
Stockholders approved the reelection of three directors to serve as directors for a three-year term expiring at the 2019 Annual Meeting of Stockholders (and until their respective successors are duly elected and qualified). The voting results for this proposal were as follows:

	For	Against	Abstain	Broker Non-Votes
Steven Price	34,336,266	2,783,752	3,431	1,139,874
David Quick	33,726,088	3,393,930	3,431	1,139,874
Gary Ginsberg	34,741,322	2,378,696	3,431	1,139,874

Proposal 2 - Ratification of Appointment of Independent Registered Public Accounting Firm
Stockholders ratified the appointment of RSM US LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2016. The voting results were as follows:

For	Against	Abstain
38,223,466	11,039	28,818

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWNSQUARE MEDIA, INC.

By:	/s/ Stuart Rosenstein
Name: Stuart Rosenstein
Title: Executive Vice President and Chief Financial Officer

Date: May 31, 2016

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